UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2009

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                Completion of Acquisition or Disposition of Assets.

On March 31, 2009 Insmed Incorporated closed the sale of all of the Company’s assets and intellectual property related to its follow-on biologics business to a subsidiary of Merck & Co., Inc. As a result of the closing Insmed has now received $130 million in cash, the aggregate purchase price for the assets, with $5 million received in two equal monthly installments prior to this final close and $125 million received on March 31, 2009. After fees, taxes and other costs related to the transaction, the Company expects net proceeds of approximately $123 million.  A copy of the Asset Purchase Agreement has been previously filed and is incorporated by reference herein as Exhibit 2.1.

The Company issued a press release on March 31, 2009 to announce the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

2.1
Asset Purchase Agreement between Protein Transaction, LLC (a wholly owned subsidiary of Merck & Co., Inc.), Insmed Incorporated and Merck & Co., Inc., dated February 12, 2009 (previously filed as Exhibit 10.1 to Insmed Incorporated’s Current Report on Form 8-K on February 13, 2009 and incorporated herein by reference).

99.1                                Press Release issued by Insmed Incorporated on March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: March 31, 2009
By: /s/ Kevin P. Tully
Name: Kevin P. Tully C.G.A.,
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

99.1                                Press Release issued by Insmed Incorporated on March 31, 2009.